Exhibit 10.75

EMPLOYMENT AGREEMENT
AMENDMENT NO. 2

This Amendment No, 2 is made as of August       , 2005 to that certain Employment Agreement, dated as of September 18, 2001 (the “Agreement”), between Crown Media Holdings, Inc., a Delaware corporation with offices at 6430 South Fiddlers Green Circle, Suite 500, Greenwood Village, Colorado 80111, or its permitted assigns (“Employer”), and David Evans, 1464 Lindacrest Drive, Beverly Hills, California 90210 (“Employee”).

WITNESSETH:

WHEREAS, Employer and Employee desire to extend the term of the Agreement upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is mutually acknowledged, the parties hereto agree as follows:

1.                           Section 2 – Term of Employment shall be deleted in its entirety and replaced as follows:

“2.                     Term of Employment. The term of Employee’s employment (“Term”) with Employer shall end on September 17, 2006, unless terminated earlier as is provided in Paragraph 8 of this Agreement or extended by mutual agreement of the parties in writing.”

2.                           Section 3(a) – Salary shall be deleted in its entirety and replaced as follows:

“(a)                Salary. As compensation for Employee’s services hereunder, Employer shall pay to Employee a salary at the annual rate of $1,312,500 through the end of the Term, Such salary shall be paid biweekly, in arrears.

3.                           Section 3(b) – Performance Bonus shall be deleted in its entirety and replaced as follows:

“(b)

(i) Performance Bonus. In addition to his salary, Employee shall be entitled to a performance bonus of $1,312,500 for the 12 month period ending September 17, 2006 payable biweekly in arrears.

(ii) Transaction Bonus. In the event a Change of Control occurs (x) during the Term of Employee’s employment, (y) within 90 days of Employee’s termination (provided that such termination is not for cause pursuant to Paragraph 8(a)(iii) or pursuant to 8(b)) or (z) during the period ending the later of September 17, 2006 or 90 days of Employee’s termination if Employee is terminated pursuant to Paragraph 8(b) hereof (not for cause termination), then Employer shall pay Employee a transaction bonus of $5 million payable upon closing of the Change of Control transaction. A “Change of Control” shall mean (i) an acquisition of shares, or a merger or other business combination, of Employer so that Hallmark Cards, Incorporated or its current or future subsidiaries (“Current Owners”) no longer elect or control a majority of the Board of Directors of Employer or (ii) a sale of all or substantially all of the assets of Crown to persons other than the Current Owners. Employee shall not be entitled to a Transaction Bonus if Employee is terminated for cause as set forth in Paragraph 8(a)(iii).”

4.                           Section 8 – Termination.  Subsection 8(a)(iv) shall be deleted in its entirety and replaced as follows:

“(a)(iv) By Employee with not less than 30 days advance notice in writing in which case, Employee shall be paid Employee’s salary and performance bonus on a pro rated basis calculated up until the date of such termination; (a)(v) In the event of a Change of Control, in which case Employee shall be paid Employee’s salary and performance bonus on a pro rated basis calculated up until the date of such termination.”

5.                           Section 8(g) shall be deleted in its entirety.

6.                           Except to the extent amended herein, all other terms and conditions of the Agreement shall remain in full force and effect.

7.                           This Amendment No. 2 may be signed in any number of counterparts, each of which shall be an original, and all of which, taken together, shall constitute one instrument.

IN WITNESS WHEREOF, Employer has by its appropriate officer signed this Amendment No. 2 and Employee has signed this Amendment No. 2 as of the day and year first above written.

CROWN MEDIA HOLDINGS, INC.

By:	/s/ Charles L. Stanford

Title:	EVP

EMPLOYEE

/s/ David Evans
David Evans